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                                                                     Exhibit 21



                       SUBSIDIARIES OF ASTOR CORPORATION
                       ---------------------------------


                                                            STATE OR COUNTRY
     SUBSIDIARY                                             OF INCORPORATION
     ----------                                             ----------------

     ABI Corporation                                        Delaware

     ABI Acquisition 1 plc                                  Delaware and
                                                            England

     ABI Acquisition 2 plc                                  England

     Astor Stag Ltd.                                        England

     Astor Stag S.A.                                        Belgium